                                                                      Exhibit 21


                LIST OF SUBSIDIARIES OF CITIZENS FINANCIAL CORP.

          Citizens Financial Corp., the registrant herein, certifies that its sole subsidiary as of December 31, 1996 is Citizens National Bank of Elkins, Randolph County, West Virginia, a national banking association incorporated in the state of West Virginia.



                                      63